1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

News Release

Contact:
Patricia A. Spinella, Investor Relations – 201-847-5453
Colleen T. White, Corporate Communications – 201-847-5369

BD ANNOUNCES RESULTS FOR FOURTH FISCAL QUARTER AND FULL YEAR

•	Reports record revenues for the quarter and year
•	Fourth-quarter and full-year earnings per share from continuing operations, excluding specified items, increased 12% to 85 cents and 14% to $3.28, respectively
•	Expects full fiscal year 2007 earnings per share from continuing operations, excluding specified items, to increase 12%-14% to $3.69-$3.75

Franklin Lakes, NJ (November 2, 2006) – BD (Becton, Dickinson and Company) (NYSE: BDX) today reported record quarterly revenues of $1.488 billion for the fourth fiscal quarter ended September 30, 2006, representing an increase of 8 percent over the prior year period. This quarter’s growth rate reflects the favorable impact on all segments from foreign currency translation, which overall is estimated to account for 2 percentage points of the growth.

For the full fiscal year ended September 30, 2006, BD reported record revenues of $5.835 billion, representing an increase of 8 percent over the prior year, which reflects an overall estimated 1 percent unfavorable impact from foreign currency translation that affected all segments.

“We are proud of our accomplishments during 2006 and enthusiastic about our outlook for 2007,” said Edward J. Ludwig, Chairman, President and Chief Executive Officer. “Our revenue and earnings growth exceeded our expectations and give us continuing confidence that our strategy is sound and our implementation is disciplined. We remain committed to serving our customers with products that make a difference in healthcare, and we will continue to work diligently to deliver value to our shareholders.”

Analysis of Fourth Quarter and Full Fiscal Year 2006 and 2005 Earnings

Reported diluted earnings per share from continuing operations of 69 cents for the fourth quarter increased by 47 percent over diluted earnings per share from continuing operations of 47 cents for the fourth fiscal quarter of 2005. For the full-year period, diluted earnings per share from continuing operations of $2.95 for fiscal 2006 increased by 11 percent over diluted earnings per share from continuing operations of $2.66 for fiscal 2005.

The following analysis of diluted earnings per share from continuing operations for the three-month and twelve-month periods ended September 30, 2006 and 2005 identifies specified items that affect the comparability of results between periods. As illustrated in Table 1, diluted earnings per share from continuing operations, excluding specified items, of 85 cents for the fourth fiscal quarter of 2006 increased by 12 percent over diluted earnings per share from continuing operations, excluding specified items, of 76 cents for the fourth fiscal quarter of 2005. For the full-year period, diluted earnings per share from continuing operations, excluding specified items, of $3.28 for fiscal 2006 increased by 14 percent over diluted earnings per share from continuing operations, excluding specified items, of $2.88 for fiscal 2005.

(Table 1)	Three Months Ended September 30,			Twelve Months Ended September 30,
	FY2006	FY2005	% Incr.	FY2006	FY2005	% Incr.
Diluted EPS from Continuing Operations:(1)	$0.69	$0.47	47%	$2.95	$2.66	11%
Specified Items:
Insurance Settlements(2)	—	—		(0.04)	—
In-Process Research and Development Charge(3)	—	—		0.21	—
BGM Exit Costs(4)	0.17	—		0.17	—
Tax Examinations(5)	—	—		—	(0.04)
Tax Rate Impact(6)	—	0.02		—	—
Repatriation Tax Charge(7)	—	0.27		—	0.27
Rounding	(0.01)	—		(0.01)	(0.01)

	0.16	0.29		0.33	0.22
Diluted EPS from Continuing Operations Excluding Specified Items:(1)	$0.85	$0.76	12%	$3.28	$2.88	14%

(1) Includes the effect on diluted earnings per share from continuing operations of a 3 cent reduction in the fourth quarter and a 6 cent reduction in the twelve-month period ended September 30, 2006 relating to GeneOhm Sciences operations, which were acquired in February 2006.

(2) Represents the effect on diluted earnings per share from continuing operations related to proceeds received from insurance settlements regarding the Company’s previously owned latex glove business.

(3) Represents the effect on diluted earnings per share from continuing operations of the in-process research and development charge recorded in the second quarter of fiscal 2006 related to the GeneOhm acquisition.

(4) Represents the effect on diluted earnings per share from continuing operations of the charge recorded in the fourth quarter of 2006 related to the Company’s decision to exit the blood glucose monitoring (“BGM”) market.

(5) Represents the effect on diluted earnings per share from continuing operations of the reversal of tax reserves in 2005 in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

(6) Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the quarterly tax rate to vary from the then-expected effective tax rate for fiscal year 2005.

(7) Included in diluted earnings per share from continuing operations for fiscal 2005 is a 27 cents per diluted share charge substantially related to the impact on taxes of the planned repatriation of $1.3 billion of foreign earnings under the provisions of the American Jobs Creation Act.

-more-

BGM Exit Costs

On September 28, 2006, the Company announced a plan to exit the blood glucose monitoring (“BGM”) market. As a result of this decision, the Company recorded a pre-tax charge of $63 million, or $0.17 per diluted share, in the fourth quarter of 2006. This charge consists of $5 million related to estimated customer returns, $46 million associated with the write-off of inventory, related purchase commitments and long-lived assets, and $12 million related to severance and other exit costs.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $809 million, representing an increase of 6 percent from the prior year period. Strong sales in the Pharmaceutical Systems unit contributed to growth. U.S. sales of safety-engineered products totaled $132 million, compared with $130 million in the prior year’s quarter. Included in BD Medical revenues for the quarter were international sales of safety-engineered products of $26 million, compared with $21 million in the prior year period.

For the full fiscal year ended September 30, 2006, total BD Medical segment revenues of $3.203 billion increased by 8 percent from the prior year. Strong sales in the Pharmaceutical Systems and Diabetes Care units contributed to growth. U.S. sales of safety-engineered products totaled $519 million, compared with $490 million in the prior year. International sales of safety-engineered products totaled $94 million, compared with $81 million in the prior year.

In the BD Diagnostics segment, worldwide revenues for the quarter were $441 million, representing an increase of 9 percent from the prior year period. U.S. sales of safety-engineered products totaled $103 million, compared with $94 million in the prior year’s quarter. International sales of safety-engineered products totaled $62 million, compared with $49 million in the prior year’s quarter. Global sales of the BD ProbeTec™ and BD Viper™ instrument platforms also contributed favorably to revenue growth.

For the full fiscal year ended September 30, 2006, total BD Diagnostics segment revenues of $1.755 billion increased by 6 percent from the prior year. U.S. sales of safety-engineered products totaled $398 million, compared with $352 million in the prior year. International sales of safety-engineered products totaled $229 million, compared with $192 million in the prior year.

In the BD Biosciences segment, worldwide revenues from continuing operations for the quarter were $238 million, representing an increase of 11 percent from the prior year period. Sales of flow cytometry instruments and reagents, as well as the comparative benefit of discontinuing a distribution agreement in 2005, contributed to revenue growth.

For the full fiscal year ended September 30, 2006, total BD Biosciences segment revenues of $877 million increased by 10 percent from the prior year. Sales of flow cytometry instruments and reagents, as well as cell imaging products, contributed to revenue growth.

Geographic Results

Fourth quarter revenues in the U.S. were $726 million, representing an increase of 6 percent over the prior year period. Revenues outside the U.S. were $761 million, representing an increase of 10 percent over the prior year period, and reflected an estimated 3 percent favorable impact from foreign currency translation.

For the full fiscal year ended September 30, 2006, revenues in the U.S. were $2.828 billion, representing an increase of 9 percent over the prior year period. Revenues outside of the U.S. were $3.007 billion, representing an increase of 6 percent over the prior year period, and reflected an estimated 2 percent unfavorable impact from foreign currency translation.

Planned Acquisition of TriPath Imaging

On September 8, 2006 the Company announced that it had signed a definitive agreement to acquire the 93.5% of the outstanding shares of TriPath Imaging that BD does not currently own. The acquisition expands BD’s presence in cancer diagnostics, which is a key element of the Company’s strategy to drive revenue growth through innovation. We received U.S. antitrust clearance for this acquisition on October 27, 2006. Following the requisite approval by the TriPath Imaging shareholders, as well as other customary closing conditions, the acquisition is expected to be completed by the end of BD’s first fiscal quarter 2007. As previously stated, the acquisition is expected to be minimally dilutive to BD’s fiscal 2007 earnings (excluding an anticipated charge for in-process research and development) and is included in our estimated guidance discussed below.

Fiscal 2007 Outlook for Full Year

The following analysis of estimated diluted earnings per share from continuing operations for the full fiscal year identifies specified items that affect the comparability of results between periods. As illustrated in Table 2, the Company estimates that diluted earnings per share from continuing operations for the full fiscal year 2007 will be in the $3.69 to $3.75 range, representing an increase of approximately 12 to 14 percent over diluted earnings per share from continuing operations, excluding specified items, of $3.28 for the fiscal year 2006.

(Table 2)	Twelve Months Ended September 30,
	FY2007	FY2006	% Incr.
	(Estimated)
Diluted EPS from Continuing Operations:(1)	$3.69-$3.75	$2.95	25	%-27%
Specified Items:
Insurance Settlements(2)	—	(0.04)
In-Process Research and Development Charge(3)	—	0.21
BGM Exit Costs(4)	—	0.17
Rounding		(0.01)

	—	0.33
Diluted EPS from Continuing Operations Excluding Specified Items:	$3.69-$3.75	$3.28	12	%-14%

(1) Includes the minimally dilutive effect on estimated diluted earnings per share from continuing operations in fiscal 2007 relating to the operations of TriPath Imaging, which the Company expects to acquire by the end of the first fiscal quarter 2007. Does not include anticipated in-process research and development charge, which would be recorded upon closing of the acquisition.

(2) Represents the effect on diluted earnings per share from continuing operations related to proceeds received from insurance settlements regarding the Company’s previously owned latex glove business.

(3) Represents the effect on diluted earnings per share from continuing operations of the in-process research and development charge recorded in the second quarter of fiscal 2006 related to the GeneOhm acquisition.

(4) Represents the effect on diluted earnings per share from continuing operations of the charge recorded in the fourth fiscal quarter of 2006 related to the Company’s decision to exit the BGM market.

Conference Call Information

A conference call regarding BD’s fourth fiscal quarter and full year results and its expectations for fiscal year 2007 will be broadcast live on BD’s website, www.bd.com/investors, at 10:00 a.m. (ET) Thursday, November 2, 2006. The conference call will be available for replay through the close of business on November 9, 2006 on BD’s website, www.bd.com/investors, or at 1-888-203-1112 (domestic) and 1-719-457-0820 (international), pass code 4839685.

This news release contains certain non-GAAP financial measures. A reconciliation of these and other measures to the comparable GAAP measures is included in this release and in the attached financial tables.

About BD

BD, a leading global medical technology company that manufactures and sells medical devices, instrument systems and reagents, is dedicated to improving people’s health throughout the world. BD is focused on improving drug therapy, enhancing the quality and speed of diagnosing infectious diseases, and advancing research and discovery of new drugs and vaccines. The Company’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs more than 25,000 people in approximately 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. For more information, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2007 Outlook for Full Year,” contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues, earnings per share and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; changes in interest or foreign currency exchange rates; difficulties inherent in product development and delays in product introductions; changes in regional, national or foreign economic conditions; further increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); the effects of potential pandemic diseases; changes in healthcare or other governmental regulation; and issuance of new or revised accounting standards, as well as other factors discussed in this press release and in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per-share data)

	Three Months Ended September 30,
	2006		2005	% Change

REVENUES	$1,487,751		$1,379,476	7.8

Cost of products sold	767,534		662,746	15.8
Selling and administrative	406,059		376,510	7.8
Research and development	83,620		76,552	9.2
TOTAL OPERATING COSTS
AND EXPENSES	1,257,213		1,115,808	12.7

OPERATING INCOME	230,538		263,668	(12.6)

Interest expense	(14,056)		(14,607)	(3.8)
Interest income	15,488		12,594	23.0
Other expense, net	(4,762)		(977)	NM

INCOME FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES	227,208		260,678	(12.8)

Income tax provision	52,088		139,103	(62.6)

INCOME FROM CONTINUING OPERATIONS	175,120		121,575	44.0

(LOSS) INCOME FROM DISCONTINUED OPERATIONS
NET OF INCOME TAX PROVISION OF
$67 AND $15,986, RESPECTIVELY	(1,141	) (1)	27,519	NM

NET INCOME	$173,979		$149,094	16.7

EARNINGS PER SHARE

Basic:
Income from continuing operations	$0.71		$0.49	44.9
(Loss) income from discontinued operations	$-		$0.11	NM
Net income	$0.71		$0.60	18.3

Diluted:
Income from continuing operations	$0.69		$0.47	46.8
(Loss) income from discontinued operations	$-		$0.11	NM
Net income (2)	$0.68		$0.58	17.2

AVERAGE SHARES OUTSTANDING

Basic	245,522		249,236
Diluted	254,843		256,878

NM - Not Meaningful

(1)	Represents certain adjustments relating to the divestiture of Clontech.

(2)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Three Months Ended September 30,
(Unaudited; Amounts in thousands, except per-share data)

	2006
	As	BGM	Excluding
	Reported	Exit Costs (1)	Items

Revenues	$1,487,751	$5,352 (2)	$1,493,103

Cost of product sold	767,534	(45,654)	721,880
as a % of revenues	51.6%		48.3%

Gross Profit	720,217	51,006	771,223
as a % of revenues	48.4%		51.7%

Selling and administrative	406,059	(12,408)	393,651
as a % of revenues	27.3%		26.4%

Operating Income	230,538	63,414	293,952
as a % of revenues	15.5%		19.7%

Income taxes	52,088	20,974	73,062
effective tax rate	22.9%		25.1%

Income from continuing operations	175,120	42,440	217,560
as a % of revenues	11.8%		14.6%

Diluted earnings per share
Income from continuing operations (3)	$0.69	$0.17	$0.85

(1)	Represents the effect on the diluted earnings per share from continuing operations of the charge recorded in the fourth quarter of 2006 related to the Company's decision to exit the blood glucose monitoring (BGM) market.

(2)	Reflected in the US Diabetes Care revenues included within the US BD Medical Segment (see pages 10 and 14 for further information).

(3)	Total per share amounts may not add due to rounding.

	2005
	As	Tax	Repatriation	Excluding
	Reported	Rate Impact (4)	Tax Charge (5)	Items

Income taxes	$139,103	$(4,181)	$(69,638)	$65,284
effective tax rate	53.4%			25.0%

Income from continuing operations	121,575	4,181	69,638	195,394
as a % of revenues	8.8%			14.2%

Diluted earnings per share
Income from continuing operations	$0.47	$0.02	$0.27	$0.76

(4)	Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the quarterly tax rate to vary from the then-expected effective tax rate for fiscal year 2005.

(5)	Relates substantially to the planned repatriation of $1.3 billion of foreign earnings under the provisions of the American Jobs Creation Act.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per-share data)

	Twelve Months Ended September 30,
	2006		2005	% Change

REVENUES	$5,834,827		$5,414,681	7.8

Cost of products sold	2,886,853		2,662,029	8.4
Selling and administrative	1,537,494		1,449,856	6.0
Research and development	360,011		271,626	32.5
TOTAL OPERATING COSTS
AND EXPENSES	4,784,358		4,383,511	9.1

OPERATING INCOME	1,050,469		1,031,170	1.9

Interest expense	(66,046)		(55,673)	18.6
Interest income	59,296		36,421	62.8
Other expense, net	(8,762)		(7,064)	24.0

INCOME FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES	1,034,957		1,004,854	3.0

Income tax provision	279,366		312,571	(10.6)

INCOME FROM CONTINUING OPERATIONS	755,591		692,283	9.1

(LOSS) INCOME FROM DISCONTINUED OPERATIONS
NET OF INCOME TAX PROVISION OF
$1,397 AND $14,439, RESPECTIVELY	(3,311	) (1)	29,980	NM

NET INCOME	$752,280		$722,263	4.2

EARNINGS PER SHARE

Basic:
Income from continuing operations	$3.06		$2.75	11.3
(Loss) income from discontinued operations	$(0.01)		$0.12	NM
Net income (2)	$3.04		$2.87	5.9

Diluted:
Income from continuing operations	$2.95		$2.66	10.9
(Loss) income from discontinued operations	$(0.01)		$0.11	NM
Net income (2)	$2.93		$2.77	5.8

AVERAGE SHARES OUTSTANDING

Basic	247,067		251,429
Diluted	256,554		260,712

NM - Not Meaningful

(1)	Represents certain adjustments relating to the divestiture of Clontech.

(2)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Twelve Months Ended September 30,
(Unaudited; Amounts in thousands, except per-share data)

	2006
	As	Insurance	GeneOhm	BGM	Excluding
	Reported	Settlement (1)	R&D (2)	Exit Costs (3)	Items

Revenues	$5,834,827	$-	$-	$5,352 (4)	$5,840,179

Cost of products sold	2,886,853	-	-	(45,654)	2,841,199
as a % of revenues	49.5%				48.6%

Gross Profit	2,947,974	-	-	51,006	2,998,980
as a % of revenues	50.5%				51.4%

Selling and administrative	1,537,494	17,000	-	(12,408)	1,542,086
as a % of revenues	26.4%				26.4%

Research and development	360,011	-	(53,300)	-	306,711
as a % of revenues	6.2%				5.3%

Operating Income	1,050,469	(17,000)	53,300	63,414	1,150,183
as a % of revenues	18.0%				19.7%

Income taxes	279,366	(6,460)	-	20,974	293,880
effective tax rate	27.0%				25.9%

Income from continuing operations	755,591	(10,540)	53,300	42,440	840,791
as a % of revenues	12.9%				14.4%

Diluted earnings per share
Income from continuing operations (5)	$2.95	$(0.04)	$0.21	$0.17	$3.28

(1)	Represents the effect in 2006 related to proceeds received from insurance settlements in connection with the Company's previously owned latex glove business.

(2)	Represents the IPR&D charge related to the GeneOhm acquisiton.

(3)	Represents the effect on the diluted earnings per share from continuing operations of the charge recorded in the fourth quarter of 2006 related to the Company's decision to exit the BGM market.

(4)	Reflected in the US Diabetes Care revenues included within the US BD Medical Segment (see pages 10 and 14 for further information).

(5)	Total per share amounts may not add due to rounding.

	2005
	As	Tax	Repatriation	Excluding
	Reported	Examinations (6)	Tax Charge (7)	Charges

Income taxes	$312,571	$11,265	$(69,638)	$254,198
effective tax rate	31.1%			25.3%

Income from continuing operations	692,283	(11,265)	69,638	750,656
as a % of revenues	12.8%			13.9%

Diluted earnings per share
Income from continuing operations (8)	$2.66	$(0.04)	$0.27	$2.88

(6)	Relates to the reversal of tax reserves in the first quarter 2005 in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

(7)	Relates substantially to the planned repatriation of $1.3 billion of foreign earnings under the provisions of the American Job Creation Act.

(8)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Three Months Ended September 30,
	2006	2005	% Change

BD MEDICAL
United States	$383,827	$368,752	4.1
International	425,122	393,631	8.0
TOTAL	$808,949	$762,383	6.1

BD DIAGNOSTICS
United States	$237,775	$218,768	8.7
International	202,745	184,001	10.2
TOTAL	$440,520	$402,769	9.4

BD BIOSCIENCES
United States	$104,887	$99,623	5.3
International	133,395	114,701	16.3
TOTAL	$238,282	$214,324	11.2

TOTAL REVENUES
United States	$726,489	$687,143	5.7
International	761,262	692,333	10.0
TOTAL	$1,487,751	$1,379,476	7.8

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Twelve Months Ended September 30,
	2006	2005	% Change

BD MEDICAL
United States	$1,506,756	$1,366,688	10.2
International	1,696,700	1,591,400	6.6
TOTAL	$3,203,456	$2,958,088	8.3

BD DIAGNOSTICS
United States	$937,593	$869,187	7.9
International	817,273	787,877	3.7
TOTAL	$1,754,866	$1,657,064	5.9

BD BIOSCIENCES
United States	$383,674	$355,076	8.1
International	492,831	444,453	10.9
TOTAL	$876,505	$799,529	9.6

TOTAL REVENUES
United States	$2,828,023	$2,590,951	9.1
International	3,006,804	2,823,730	6.5
TOTAL	$5,834,827	$5,414,681	7.8

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended September 30,
(Unaudited; Amounts in thousands)

	United States
	2006	2005	% Change

BD MEDICAL
Medical Surgical Systems	$231,932	$224,809	3.2
Diabetes Care	113,418	111,160	2.0
Pharmaceutical Systems	32,856	27,273	20.5
Ophthalmic Systems	5,621	5,510	2.0
TOTAL	$383,827	$368,752	4.1

BD DIAGNOSTICS
Preanalytical Systems	$131,838	$120,843	9.1
Diagnostic Systems	105,937	97,925	8.2
TOTAL	$237,775	$218,768	8.7

BD BIOSCIENCES
Discovery Labware	$31,945	$30,262	5.6
Immunocytometry Systems	52,679	50,242	4.9
Pharmingen	20,263	19,119	6.0
TOTAL	$104,887	$99,623	5.3

TOTAL UNITED STATES	$726,489	$687,143	5.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended September 30, (continued)
(Unaudited; Amounts in thousands)

	International
				% Change
	2006	2005	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$215,951	$203,991	5.9	3.0	2.9
Diabetes Care	77,843	70,671	10.1	7.0	3.1
Pharmaceutical Systems	121,886	109,505	11.3	7.9	3.4
Ophthalmic Systems	9,442	9,464	(0.2)	(3.2)	3.0
TOTAL	$425,122	$393,631	8.0	4.9	3.1

BD DIAGNOSTICS
Preanalytical Systems	$107,399	$97,806	9.8	6.3	3.5
Diagnostic Systems	95,346	86,195	10.6	8.0	2.6
TOTAL	$202,745	$184,001	10.2	7.1	3.1

BD BIOSCIENCES
Discovery Labware	$24,379	$23,835	2.3	0.2	2.1
Immunocytometry Systems	89,768	77,428	15.9	13.1	2.8
Pharmingen	19,248	13,438	43.2	39.5	3.7
TOTAL	$133,395	$114,701	16.3	13.5	2.8

TOTAL INTERNATIONAL	$761,262	$692,333	10.0	6.9	3.1

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended September 30, (continued)
(Unaudited; Amounts in thousands)

	Total
				% Change
	2006	2005	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$447,883	$428,800	4.5	3.1	1.4
Diabetes Care	191,261	181,831	5.2	4.0	1.2
Pharmaceutical Systems	154,742	136,778	13.1	10.4	2.7
Ophthalmic Systems	15,063	14,974	0.6	(1.3)	1.9
TOTAL	$808,949	$762,383	6.1	4.5	1.6

BD DIAGNOSTICS
Preanalytical Systems	$239,237	$218,649	9.4	7.8	1.6
Diagnostic Systems	201,283	184,120	9.3	8.1	1.2
TOTAL	$440,520	$402,769	9.4	8.0	1.4

BD BIOSCIENCES
Discovery Labware	$56,324	$54,097	4.1	3.2	0.9
Immunocytometry Systems	142,447	127,670	11.6	9.9	1.7
Pharmingen	39,511	32,557	21.4	19.8	1.6
TOTAL	$238,282	$214,324	11.2	9.7	1.5

TOTAL REVENUES	$1,487,751	$1,379,476	7.8	6.3	1.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
Three Months Ended September 30,
(Unaudited; Amounts in thousands)

	Reported
				% Change
	2006	2005	Reported	FX Neutral	FX Impact

Total Revenues	$1,487,751	$1,379,476	7.8	6.3	1.5
BD Medical	808,949	762,383	6.1	4.5	1.6
Diabetes Care	191,261	181,831	5.2	4.0	1.2

US Total Revenues	$726,489	$687,143	5.7	5.7	-
US BD Medical	383,827	368,752	4.1	4.1	-
US Diabetes Care	113,418	111,160	2.0	2.0	-

	Excluding BGM Exit Costs
				% Change
	2006 (1)	2005	Reported	FX Neutral	FX Impact

Total Revenues	$1,493,103	$1,379,476	8.2	6.7	1.5
BD Medical	814,301	762,383	6.8	5.2	1.6
Diabetes Care	196,613	181,831	8.1	6.9	1.2

US Total Revenues	$731,841	$687,143	6.5	6.5	-
US BD Medical	389,179	368,752	5.5	5.5	-
US Diabetes Care	118,770	111,160	6.8	6.8	-

(1)  All revenue data excludes $5,352 of estimated customer returns associated with the Company's decision to exit the BGM market.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Twelve Months Ended September 30,
(Unaudited; Amounts in thousands)

	United States
	2006	2005	% Change

BD MEDICAL
Medical Surgical Systems	$904,371	$852,804	6.0
Diabetes Care	451,977	391,109	15.6
Pharmaceutical Systems	127,896	101,128	26.5
Ophthalmic Systems	22,512	21,647	4.0
TOTAL	$1,506,756	$1,366,688	10.2

BD DIAGNOSTICS
Preanalytical Systems	$511,948	$462,939	10.6
Diagnostic Systems	425,645	406,248	4.8
TOTAL	$937,593	$869,187	7.9

BD BIOSCIENCES
Discovery Labware	$119,683	$110,419	8.4
Immunocytometry Systems	186,369	169,895	9.7
Pharmingen	77,622	74,762	3.8
TOTAL	$383,674	$355,076	8.1

TOTAL UNITED STATES	$2,828,023	$2,590,951	9.1

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in thousands)

			International
				% Change
	2006	2005	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$844,372	$808,346	4.5	3.8	0.7
Diabetes Care	301,366	282,911	6.5	7.5	(1.0)
Pharmaceutical Systems	511,798	462,143	10.7	14.8	(4.1)
Ophthalmic Systems	39,164	38,000	3.1	6.0	(2.9)
TOTAL	$1,696,700	$1,591,400	6.6	7.7	(1.1)

BD DIAGNOSTICS
Preanalytical Systems	$415,811	$391,892	6.1	6.9	(0.8)
Diagnostic Systems	401,462	395,985	1.4	3.6	(2.2)
TOTAL	$817,273	$787,877	3.7	5.3	(1.6)

BD BIOSCIENCES
Discovery Labware	$96,626	$96,142	0.5	3.1	(2.6)
Immunocytometry Systems	316,478	282,488	12.0	14.0	(2.0)
Pharmingen	79,727	65,823	21.1	24.2	(3.1)
TOTAL	$492,831	$444,453	10.9	13.2	(2.3)

TOTAL INTERNATIONAL	$3,006,804	$2,823,730	6.5	7.9	(1.4)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in thousands)

			Total
				% Change
	2006	2005	Reported	FX Neutral	FX Impact

BD MEDICAL
Medical Surgical Systems	$1,748,743	$1,661,150	5.3	5.0	0.3
Diabetes Care	753,343	674,020	11.8	12.2	(0.4)
Pharmaceutical Systems	639,694	563,271	13.6	16.9	(3.3)
Ophthalmic Systems	61,676	59,647	3.4	5.3	(1.9)
TOTAL	$3,203,456	$2,958,088	8.3	8.9	(0.6)

BD DIAGNOSTICS
Preanalytical Systems	$927,759	$854,831	8.5	8.9	(0.4)
Diagnostic Systems	827,107	802,233	3.1	4.2	(1.1)
TOTAL	$1,754,866	$1,657,064	5.9	6.6	(0.7)

BD BIOSCIENCES
Discovery Labware	$216,309	$206,561	4.7	5.9	(1.2)
Immunocytometry Systems	502,847	452,383	11.2	12.4	(1.2)
Pharmingen	157,349	140,585	11.9	13.4	(1.5)
TOTAL	$876,505	$799,529	9.6	10.9	(1.3)

TOTAL REVENUES	$5,834,827	$5,414,681	7.8	8.5	(0.7)

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
Twelve Months Ended September 30,
(Unaudited; Amounts in thousands)

	Reported
				% Change
	2006	2005	Reported	FX Neutral	FX Impact

Total Revenues	$5,834,827	$5,414,681	7.8	8.5	(0.7)
BD Medical	3,203,456	2,958,088	8.3	8.9	(0.6)
Diabetes Care	753,343	674,020	11.8	12.2	(0.4)

US Total Revenues	$2,828,023	$2,590,951	9.1	9.1	-
US BD Medical	1,506,756	1,366,688	10.2	10.2	-
US Diabetes Care	451,977	391,109	15.6	15.6	-

	Excluding BGM Exit Costs
				% Change
	2006 (1)	2005	Reported	FX Neutral	FX Impact

Total Revenues	$5,840,179	$5,414,681	7.9	8.6	(0.7)
BD Medical	3,208,808	2,958,088	8.5	9.1	(0.6)
Diabetes Care	758,695	674,020	12.6	13.0	(0.4)

US Total Revenues	$2,833,375	$2,590,951	9.4	9.4	-
US BD Medical	1,512,108	1,366,688	10.6	10.6	-
US Diabetes Care	457,329	391,109	16.9	16.9	-

(1)  All revenue data excludes $5,352 of estimated customer returns associated with the Company's decision to exit the BGM market.